As filed with the Securities and Exchange Commission on July 26, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARINA BIOTECH, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3830 Monte Villa Parkway

Bothell, Washington 98021

(425) 908-3600

(Address of Principal Executive Offices)

MARINA BIOTECH, INC. 2008 STOCK INCENTIVE PLAN

MARINA BIOTECH, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

CEQUENT PHARMACEUTICALS, INC. 2006 STOCK INCENTIVE PLAN

J. MICHAEL FRENCH EMPLOYMENT AGREEMENT

MARINA BIOTECH, INC. 2004 STOCK INCENTIVE PLAN

MARINA BIOTECH, INC. 2002 STOCK OPTION PLAN

(Full Title of the Plan)

J. Michael French

President and Chief Executive Officer

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98021

(Name and Address of Agent for Service)

(425) 908-3600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence Remmel, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0881

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)

Common Stock ($0.006 par value)(6)	6,000,000 (2)	$0.20	$1,200,000
Common Stock ($0.006 par value)(6)	500,000 (3)	$0.20	$100,000
Total:	6,500,000		$1,300,000	$151

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Marina Biotech, Inc. (the “Company”) common stock, par value $0.006 per share (the “Common Stock”), which become issuable under the employee benefit plans described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents shares of Common Stock issuable pursuant to awards granted under the Company’s 2008 Stock Incentive Plan.
(3)	Represents shares of Common Stock issuable pursuant to the Company’s 2007 Employee Stock Purchase Plan.
(4)	Calculated in accordance with Rule 457(c) of the Securities Act, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of our Common Stock as reported by The Nasdaq Global Market on July 20, 2011.
(5)	A filing fee of $151 is being paid with respect to the 6,500,000 shares of Common Stock being registered on this Registration Statement, calculated in accordance with Rule 457(o) under the Securities Act at the statutory rate of $116.10 per $1,000,000 of securities registered.
(6)	Also relates to preferred share purchase rights that are attached to all shares of Common Stock in accordance with the Rights Agreement by and between the Company and American Stock Transfer and Trust Company, dated February 22, 2000. These rights are not exercisable until certain events specified in the Rights Agreement occur and are transferred along with and only with the Common Stock. The value attributable to these rights, if any, is reflected in the value of the Common Stock.

Explanatory Note

We are filing this registration statement on Form S-8 for the purpose of registering: (i) an additional 6,000,000 shares of our common stock, $0.006 par value per share (“Common Stock”), issuable under our 2008 Stock Incentive Plan (the “2008 Plan”), and (ii) an additional 500,000 shares of Common Stock issuable pursuant to our 2007 Employee Stock Purchase Plan (the “ESPP”).

This registration statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our officers and directors, being the Selling Stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that have been or may be acquired by the Selling Stockholders pursuant to awards made to the Selling Stockholders under (i) the 2008 Plan (of which an aggregate of 2,125,000 shares of Common Stock were registered on registration statement nos. 333-170071 and 333-153594), (ii) that certain employment agreement dated June 10, 2008 that we entered into with J. Michael French, our President and Chief Executive Officer (which shares were registered on registration statement no. 333-153594), (iii) the ESPP (of which an aggregate of 150,000 shares of Common Stock were registered on registration statement nos. 333-170071 and 333-146183), (iv) our 2004 Stock Incentive Plan (which shares were registered on registration statement nos. 333-135724, 333-126905 and 333-118206), (v) our 2002 Stock Option Plan (which shares were registered on registration statement no. 333-92222), and (vi) the Cequent Pharmaceuticals, Inc. 2006 Stock Incentive Plan (which shares were registered on registration statement no. 333-170071), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Accordingly, this Reoffer Prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act, and this registration statement, which is a new registration statement, also constitutes a post-effective amendment to each of registration statement nos. 333-170071, 333-153594, 333-146183, 333-135724, 333-126905, 333-118206 and 333-92222) pursuant to Rule 429(b) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the 2008 Plan and the ESPP that are covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

MARINA BIOTECH, Inc.

994,468 shares

of

Common Stock

This reoffer prospectus is a combined prospectus relating to shares of our common stock, par value $0.006 per share (the “Common Stock”), that have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and that have been or may be acquired by certain of our officers and directors (the “Selling Stockholders”) pursuant to awards made to them under our 2008 Stock Incentive Plan (the “2008 Plan”), the employment agreement that we entered into with J. Michael French, our President and Chief Executive Officer, on June 10, 2008 (the “French Agreement”), our 2007 Employee Stock Purchase Plan (the “ESPP”), our 2004 Stock Incentive Plan (the “2004 Plan”), our 2002 Stock Option Plan (the “2002 Plan”) and the Cequent Pharmaceuticals, Inc. 2006 Stock Incentive Plan (the “Cequent Plan” and, together with the 2008 Plan, the French Agreement, the ESPP, the 2004 Plan and the 2002 Plan, the “Plans”). An aggregate of 6,000,000 shares of Common Stock relating to the 2008 Plan and an aggregate of 500,000 shares of Common Stock relating to the ESPP are being registered with the SEC on the registration statement on Form S-8 of which this reoffer prospectus is filed as a part. The remaining shares have been registered on the following registration statements on Form S-8: (i) an aggregate of 2,125,000 shares of Common Stock relating to the 2008 Plan – registration statement nos. 333-170071 and 333-153594; (ii) an aggregate of 150,000 shares of common stock relating to the ESPP – registration statement nos. 333-170071 and 333-146183; (iii) the French Agreement – registration statement no. 333-153594; (iv) the 2004 Plan – registration statement nos. 333-135724, 333-126905 and 333-118206; (v) the 2002 Plan – registration statement no. 333-92222 and (vi) the Cequent Plan – registration statement no. 333-170071.

The Selling Stockholders are offering and selling up to 994,468 shares (the “Shares”) of Common Stock, including 983,593 shares that have been or may hereafter be acquired by such Selling Stockholders upon the exercise of options to purchase Common Stock that were granted to such Selling Stockholders under one or more of the Plans, and 10,875 shares that were acquired pursuant to the ESPP. We will not receive any proceeds from the sale of the Shares. However, we will receive the proceeds, if any, from the exercise of the options granted under the Plans, and from the original issuance of the Shares under the ESPP.

The Selling Stockholders may offer their Shares through public or private transactions, in the over-the-counter markets or on any exchanges on which our Common Stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The Selling Stockholders may engage brokers or dealers who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

Our Common Stock trades on The NASDAQ Global Market under the symbol “MRNA.” On July 21, 2011, the last sale price of the Common Stock as reported on The NASDAQ Global Market was $0.27 per share.

An investment in our securities involves risks. You should carefully read and consider the risk factors disclosed in any of our filings with the SEC that are incorporated by reference in this prospectus, including, without limitation, the risk factors contained in of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as supplemented by the risk factors contained in our Quarterly Reports filed thereafter with the SEC, before making a decision to purchase our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2011

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

(i)

Unless the context otherwise requires, all references in this prospectus to “Marina,” “Company,” “registrant,” “we,” “us” or “our” include Marina Biotech, Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $0.006 per share.

INFORMATION ABOUT THE COMPANY

This summary highlights certain information appearing elsewhere in this prospectus or the documents incorporated by reference. This summary is not complete and does not contain all of the information you should consider prior to acquiring our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include or incorporate by reference in this prospectus. If you acquire in our securities, you are assuming a high degree of risk.

Company Overview

We are a biotechnology company focused on the discovery, development and commercialization of oligonucleotide therapies based on gene silencing approaches such as RNA interference (“RNAi”) and blocking messenger RNA (“mRNA”) transcription. Our goal is to improve human health through the development of these nucleic acid-based therapeutics as well as the drug delivery technologies that together provide superior treatment options for patients. We have multiple proprietary technologies integrated into a broad oligonucleotide-based drug discovery platform, with the capability to deliver these novel therapeutics via systemic, local and oral administration to target a wide range of human diseases based on the unique characteristics of the cells and organs involved in each disease.

Our pipeline includes a clinical program in Familial Adenomatous Polyposis (FAP) and two preclinical programs in malignant ascites and bladder cancer, respectively. In February 2011, we entered into an exclusive agreement with Debiopharm S.A. for the development and commercialization of the bladder cancer program.

Our team of approximately 30 scientists brings expertise in molecular and cellular biology, microbiology, oligonucleotide, nucleoside, lipid, peptide and alkylated amino acid chemistry, pharmacology, bioinformatics, pre-clinical and clinical development, in addition to an experienced pharmaceutical management team.

In addition to our own, internally developed technologies, we strategically in-license and further develop nucleic acid- and delivery-related technologies, forming an integrated drug discovery platform. We are currently employing our platform for the discovery of multiple nucleic acid-based therapeutics including RNAi-, microRNA- and single stranded oligonucleotide-based drugs.

Our business strategy is two-fold. First, we strive to establish collaborations and strategic partnerships with pharmaceutical and biotechnology companies in the area of nucleic acid-based therapeutics to: (1) generate revenue and non-dilutive financing; (2) gain access to technical resources; and (3) further validate our drug discovery platforms. Secondly, we expect to advance our own pipeline of nucleic acid-based therapeutics as a foundation upon which to improve all aspects of our drug discovery platform and to have the opportunity to commercialize drug therapies. In terms of collaborations and strategic partnerships, Debiopharm S.A. is funding the development of the bladder cancer program up to an agreed upon amount using our proprietary DiLA2 delivery technology for local administration which includes the potential for significant milestones, and ProNAi Therapeutics, a licensee of certain of our technology, is funding their Phase 1 clinical trial using our proprietary SMARTICLES® delivery technology for systemic administration, which does not provide any financial benefit to us but continues to validate and advance our SMARTICLES® delivery technology. With these relationships financing the advancement of several of our small interfering RNA (“siRNA”) proprietary delivery technologies, we are focusing resources on the Phase 1b/2a clinical trial of CEQ508 in Familial Adenomatous Polyposis (FAP) as well as the development of our Conformationally Restricted Nucleotide technology (“CRN”) for the development of single-stranded oligonucleotide therapies.

In 2010 we entered into five early collaborative efforts (a sixth had been initiated in 2009) with major pharmaceutical companies and a biotechnology company to evaluate our DiLA2 and SMARTICLES® delivery technologies for local and systemic delivery of siRNA. Four of the six efforts continued into 2011, and our goal continues to be the establishment of a strategic partnership with at least one of these companies in 2011. We expect to structure certain of our collaborative agreements to receive upfront non-refundable payments, research and development funding, milestone payments and royalties on commercial sales of products.

With respect to collaborations and strategic partnerships our concept is to provide multiple therapeutic options based on a partner’s target and indication. We can apply our broad capabilities to pursue the most appropriate nucleic acid therapeutic approach to a specific, often undruggable, target for a specific indication. Each approach, i.e. RNAi, microRNA or single-strand oligonucleotide, has its advantages and disadvantages and we can utilize our broad capabilities to screen across multiple modalities to identify the most effective therapeutic. We believe this capability makes us extremely unique in the sector.

In 2010, we acquired Cequent Pharmaceuticals, Inc. and its TransKingdom RNA™ interference (“tkRNAi”) platform and FAP clinical program, the intellectual property related to CRN technology from Valeant Pharmaceuticals and the intellectual property related to SMARTICLES® from Novosom. Additionally, we licensed one of our nasal legacy assets, carbetocin, to Cypress Biosciences.

In order to protect our innovations, which encompass a broad platform of both nucleic acid constructs and delivery technologies, as well as the drug products that may emerge from that platform; we aggressively continue to build upon our extensive and enabling intellectual property (“IP”) estate.

We believe we have established ourselves as a leading nucleic acid-based therapeutics company by leveraging our broad and proven expertise to create an industry-leading integrated nucleic acid-based drug discovery platform, which is protected by a strong IP position and validated through licensing agreements with two large international pharmaceutical companies, our FAP phase 1b/2a clinical trial, the bladder cancer research and license agreement with Debiopharm S.A. and the phase 1 ProNAi trial using our SMARTICLES® delivery technology.

Recent Events

Increase in Authorized Capital. On July 18, 2011, we filed an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 90,000,000 to 180,000,000, which was authorized by our stockholders at our annual meeting held on July 14, 2011.

Underwritten Public Offering. On May 17, 2011, we entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the underwriters named therein, for an offering of (i) 22,318,500 units, each consisting of one share of our common stock and one Series A Warrant to purchase one share of our common stock, and (ii) 22,318,500 Series B Warrants, each to purchase one unit, at a public offering price of $0.31 per unit in an underwritten public offering. No additional consideration was payable by investors for the Series B Warrants. The offering closed on May 20, 2011, with net proceeds to us of approximately $6.3 million. Investors have exercised Series B Warrants to purchase an aggregate of 22,293,500 units, of which a total of 21,177,000 Series B Warrants were exercised at an exercise price of $0.128 per unit, and a total of 1,116,500 Series B Warrants were exercised at an exercise price of $0.31 per unit, for aggregate gross proceeds of approximately $3.1 million. The remaining 25,000 Series B Warrants have expired by their terms.

General

We were incorporated in Delaware on September 23, 1983. Our principal executive offices are located at 3830 Monte Villa Parkway, Bothell, Washington 98021, and our telephone number is (425) 908-3600. We maintain an Internet website at www.marinabiotech.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

•	our ability to obtain additional funding for our company;

•	our ability to attract and/or maintain manufacturing, research, development and commercialization partners;

•	the ability of our company and/or a partner to successfully complete product research and development, including pre-clinical and clinical studies and commercialization;

•	the ability of our company and/or a partner to obtain required governmental approvals, including product and patent approvals;

•	the ability of our company and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, our competitors;

•	the timing of costs and expenses related to our research and development programs;

•	the timing and recognition of revenue from milestone payments and other sources not related to product sales;

•	our ability to attract and retain our key officers and employees;

•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits; and

•	our ability to maintain our listing on The Nasdaq Global Market.

These factors and the risk factors incorporated by reference into this prospectus, including, without limitation, those contained in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as supplemented by those contained in “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q subsequently filed with the SEC, are all of the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

We are registering the Shares offered by this prospectus for the account of the Selling Stockholders identified in the section of this prospectus entitled “Selling Stockholders.” All of the net proceeds from the sale of the Shares will go to the Selling Stockholders who offer and sell their Shares. We will not receive any part of the proceeds from the sale of such Shares. We may receive proceeds of up to approximately $5.8 million if all of the options are exercised and no cashless-exercise procedure is used. We anticipate that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, options may be exercised for cash. We also received proceeds of approximately $8,000 upon the sale of certain Shares to the Selling Stockholders under the ESPP.

SELLING STOCKHOLDERS

The Selling Stockholders are persons listed in the table below who have acquired or hereafter may acquire shares of Common Stock pursuant to awards under the Plans, including 983,593 shares of Common Stock that have been or hereafter may be acquired upon the exercise of options to purchase Common Stock, and 10,875 shares acquired pursuant to the ESPP. Each Selling Stockholder will receive all of the net proceeds from the sale of his or her Shares offered by this Reoffer Prospectus.

The table and notes below describe, with respect to each Selling Stockholder, as of July 21, 2011: (a) the name of the Selling Stockholder; (b) his or her relationship to us during the last three years; (c) the total number of shares of Common Stock he or she beneficially owned as of the date of this prospectus; (d) the number of Shares which he or she may offer pursuant to this prospectus; and (e) the amount and the percentage of our Common Stock that he or she would own after completion of this offering, assuming he or she disposes of all of the Shares being offered by him or her pursuant to this prospectus. The information contained in this table and notes may be amended or supplemented from time to time.

	Number of	Number	Number of
	Shares Owned	of Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)
J. Michael French (4) President and Chief Executive Officer	463,073	454,698	8,375
Peter S. Garcia (5) Chief Financial Officer and Secretary	117,497	112,497	5,000
James M. Karis (6) Director	20,125	20,125	-0-
Peter D. Parker (7) Director	334,127	209,917	124,210
Michael D. Taylor, Ph.D. (8) Director	21,888	21,888	-0-
Gregory Sessler (9) Director	44,469	44,469	-0-
Barry Polisky, Ph.D. (10) Chief Scientific Officer	119,999	119,999	-0-
TOTAL: (11)	1,121,178	983,593	137,585

(1)	Includes shares of Common Stock acquired not pursuant to any employee or director benefit plan, Common Stock underlying options granted pursuant to the Plans (both vested and unvested), Common Stock purchased under the ESPP, and Common Stock underlying options granted pursuant to any other employee or director benefit plan, including all such shares and options directly or indirectly held by each such Selling Stockholder.
(2)	Includes all Common Stock underlying outstanding options (both vested and unvested) that were granted pursuant to the Plans, and all Common Stock purchased under the ESPP, in each case as of July 21, 2011.

(3)	Assumes all Shares registered under this prospectus will be sold.
(4)	Includes options to purchase 359,999 shares of our common stock that are exercisable as of July 21, 2011, or within sixty (60) days thereafter (“Presently Exercisable”), and options to purchase 94,699 shares of our common stock that are not Presently Exercisable.
(5)	Includes options to purchase 59,998 shares of our common stock that are Presently Exercisable, and options to purchase 52,499 shares of our common stock that are not Presently Exercisable.
(6)	Includes options to purchase 20,125 shares of our common stock that are Presently Exercisable.
(7)	Includes options to purchase 206,323 shares of our common stock that are Presently Exercisable, and options to purchase 3,594 shares of our common stock that are not Presently Exercisable.
(8)	Includes options to purchase 19,531 shares of our common stock that are Presently Exercisable, and options to purchase 2,357 shares of our common stock that are not Presently Exercisable.
(9)	Includes options to purchase 40,875 shares of our common stock that are Presently Exercisable, and options to purchase 3,594 shares of our common stock that are not Presently Exercisable.
(10)	Includes options to purchase 97,500 shares of our common stock that are Presently Exercisable, and options to purchase 22,499 shares of our common stock that are not Presently Exercisable.
(11)	Includes options to purchase 804,351 shares of our common stock that are Presently Exercisable, and options to purchase 179,242 shares of our common stock that are not Presently Exercisable.

None of the Selling Stockholders will own more than one percent of our Common Stock at July 21, 2011 following the sale by such Selling Stockholder of all of his Shares of Common Stock registered under this Reoffer Prospectus.

Information regarding each Selling Stockholder’s current relationship with us within the past three years is set forth below.

J. Michael French. Mr. French has served as our Chief Executive Officer since June 23, 2008, as our President since October 1, 2008, and as a member of our Board of Directors since September 11, 2008.

Peter S. Garcia. Mr. Garcia has served as our Chief Financial Officer since July 2009, and as our Secretary since August 2009.

Barry Polisky, Ph.D. Dr. Polisky has served as our Chief Scientific Officer since January 2, 2009.

James M. Karis. Mr. Karis has served on our Board of Directors since August 2009, and as the Chairman of our Board of Directors since July 14, 2011. He currently serves as Chairman of the Nominating and Corporate Governance Committee, and as a member of the Audit Committee, of our Board of Directors.

Peter D. Parker. Mr. Parker has served on our Board of Directors since July 21, 2010. Mr. Parker also served as a member of the Board of Directors of Cequent from September 2006 until July 14, 2011, and he served as the President and CEO of Cequent from September 2006 until July 21, 2010.

Gregory Sessler. Mr. Sessler has been a member of our Board of Directors since June 10, 2008. He currently serves as Chairman of the Audit Committee, and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee, of our Board of Directors.

Michael D. Taylor, Ph.D. Dr. Taylor has served on our Board of Directors since July 21, 2010. He currently serves as Chairman of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee, of our Board of Directors. Dr. Taylor also served as a member of the Board of Directors of Cequent from May 2008 until July 14, 2011.

The Selling Stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their securities since the date on which the information in the above table is presented. Information about the Selling Stockholders may change from time to time. Information about other persons who may hereafter become Selling Stockholders will be set forth in prospectus supplements or post-effective amendments, if required.

Because the Selling Stockholders may offer all or some of their Common Stock from time to time, and none is obligated to sell any such shares, we cannot estimate the amount of the Common Stock that will be held by the Selling Stockholders after this offering. Also, this prospectus does not include awards that we may grant to the Selling Stockholders in the future or shares of Common Stock that the Selling Stockholders may acquire under the ESPP. Such shares may subsequently be sold pursuant to this prospectus, as supplemented to reflect the offering of such shares for resale or in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” for further information.

PLAN OF DISTRIBUTION

The Selling Stockholders may resell under this prospectus up to 994,468 Shares that have been or may be issued to the Selling Stockholders. The Selling Stockholders may sell the Shares from time to time and may also decide not to sell all the Shares they are permitted to sell under this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. Subject to the restrictions described in this prospectus, the Shares being offered under this prospectus may be sold from time to time by the Selling Stockholders in any of the following ways:

•

through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell our Common Stock as agent but may position and resell the block as principal to facilitate the transaction. Our Common Stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchase of our Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions);

•

on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	in private sales directly to purchasers.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

The Selling Stockholders may enter into option or other transactions with broker-dealers, which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.

The Selling Stockholders also may loan or pledge Shares to a broker-dealer. The broker-dealer may sell the Shares so loaned, or upon a default the broker-dealer may sell the Shares so pledged, pursuant to this prospectus. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Shares. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of Shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any Shares of a Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Shares may be sold by Selling Stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of Shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

•	the name of each such Selling Stockholder and of the participating broker-dealer(s);

•	the number of Shares involved;

•	the price at which such Shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares.

DESCRIPTION OF COMMON STOCK

Set forth below is a description of our Common Stock. The following description of our Common Stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Delaware.

Common Stock

We are currently authorized to issue up to 180,000,000 shares of common stock, par value $.006 per share. As of July 18, 2011, 81,110,105 shares of our common stock were issued and outstanding, 12,144,927 unissued shares of common stock were reserved for future issuance under our equity compensation plans, 49,560,047 unissued shares of common stock were reserved for issuance upon the exercise of outstanding warrants, and 250,000 unissued shares of common stock were reserved for issuance upon the exercise of outstanding subscription investment units, leaving approximately 36,934,921 shares of common stock unissued and unreserved.

All shares of Common Stock issued will be duly authorized, fully paid and non-assessable. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our Common Stock, the holders of shares of our Common Stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our Common Stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our Common Stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.

Stockholder Rights Plan

On February 22, 2000, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of Common Stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share. We issued these rights on March 17, 2000 to each stockholder of record on such date, and these rights attach to shares of Common Stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.

Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $50.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding Common Stock or announces a tender offer for 15 percent or more of our outstanding Common Stock. Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our Common Stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on March 17, 2013, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.

Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, par value $0.1 per share, with 10,000 shares undesignated and 90,000 shares of previously undesignated preferred stock designated as Series A Junior Participating Preferred Stock.

We may issue shares of our authorized but unissued preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as our board of directors deems appropriate. In the event that we determine to issue any shares of our authorized but unissued preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	In general, any transaction that results in the issuance or transfer by a corporation of any of its stock to the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Common Stock Listing

Our Common Stock currently is trading on The NASDAQ Global Market under the symbol “MRNA.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our Common Stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Marina Biotech, Inc. as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2010 consolidated financial statements contains an explanatory paragraph that states that we have incurred recurring losses and have an accumulated deficit and have had recurring negative cash flows from operations, that raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Cequent Pharmaceuticals, Inc. as of December 31, 2009 and 2008, and for the years then ended, incorporated by reference into this prospectus from our Current Report on Form 8-K filed with the SEC on February 9, 2011, have been audited by Wolf & Company, P.C., independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at www.marinabiotech.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act, with respect to certain of the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or from its web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 23, 2011;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 16, 2011;

•	our current reports on Form 8-K, as filed with the SEC on February 9, 2011, February 9, 2011, February 10, 2011, March 31, 2011, May 17, 2011 and July 18, 2011;

•

the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description;

•

the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on March 16, 2000, including any amendments or reports filed for the purposes of updating this description; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98021

(425) 908-3698

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

994,468 Shares

MARINA BIOTECH, Inc.

Common Stock

PROSPECTUS

July 26, 2011

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this registration the information we have filed with the SEC. The information we incorporate by reference into this registration statement is an important part of this registration statement. Any statement in a document we have filed with the SEC prior to the date of this registration statement and which is incorporated by reference into this registration statement will be considered to be modified or superseded to the extent a statement contained in this registration statement or any other subsequently filed document that is incorporated by reference into this registration statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this registration statement, except as modified or superseded.

We incorporate by reference into this registration statement the information contained in the documents listed below, which is considered to be a part of this registration statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 23, 2011;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 16, 2011;

•	our current reports on Form 8-K, as filed with the SEC on February 9, 2011, February 9, 2011, February 10, 2011, March 31, 2011, May 17, 2011 and July 18, 2011;

•

the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description;

•

the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on March 16, 2000, including any amendments or reports filed for the purposes of updating this description; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address: Marina Biotech, Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021: Tel. No. (425) 908-3698.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation currently provides that our board of directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”), and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. Our Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our board of directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides for such limitation of liability.

Under Section 145 of the DGCL, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

We maintain a policy of directors and officer’s liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, dated February 22, 2000, between the Registrant and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000, and incorporated herein by reference).

4.2	Amendment No. 1 to Rights Agreement dated as of January 17, 2007 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K dated January 19, 2007, and incorporated herein by reference).

4.3	Amendment No. 2 to Rights Agreement dated as of March 17, 2010 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 5, 2010, and incorporated herein by reference).

4.4	Amendment No. 3 to Rights Agreement dated as of March 31, 2010 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.3 to our Current Report on Form 8-K dated March 31, 2010, and incorporated herein by reference).

4.5	Form of Amended and Restated Common Stock Purchase Warrant originally issued by the Registrant in April 2008 (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and incorporated herein by reference).

4.6	Form of Common Stock Purchase Warrant issued by the Registrant in June 2009 (filed as Exhibit 10.3 to our Current Report on Form 8-K dated June 10, 2009, and incorporated herein by reference).

4.7	Form of Common Stock Purchase Warrant issued by the Registrant in December 2009 (filed as Exhibit 4.2 to our Current Report on Form 8-K dated December 22, 2009, and incorporated herein by reference).

4.8	Form of Common Stock Purchase Warrant issued by the Registrant in January 2010 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated January 13, 2010, and incorporated herein by reference).

4.9	Form of Subscription Investment Unit issued by the Registrant on November 5, 2010 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated November 4, 2010, and incorporated herein by reference).

4.10	Form of Common Stock Purchase Warrant issued by the Registrant on November 8, 2010 (filed as Exhibit 4.2 to our Current Report on Form 8-K dated November 4, 2010, and incorporated herein by reference).

4.11	Form of Warrant Certificate issued by the Registrant in February 2011 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated February 10, 2011, and incorporated herein by reference).

4.12	Form of Warrant Agreement by and between the Registrant and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.2 to our current Report on Form 8-K dated February 10, 2011, and incorporated herein by reference).

4.13	Form of Series A Warrant (filed as Exhibit 4.13 to Amendment No. 2 to our Registration Statement on Form S-1 (No. 333-173108) filed with the SEC on May 10, 2011, and incorporated herein by reference).

4.14	Form of Series B Warrant (filed as Exhibit 4.2 to our Current Report on Form 8-K dated May 17, 2011, and incorporated herein by reference).

5.1	Opinion of Pryor Cashman LLP. (1)

10.1	The Registrant’s 2007 Employee Stock Purchase Plan (filed as Exhibit 10.1 to our Registration Statement on Form S-8, File No. 333-146183, and incorporated herein by reference).**

10.2	The Registrant’s 2008 Stock Incentive Plan (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed on April 29, 2008, and incorporated herein by reference).**

23.1	Consent of KPMG LLP, independent registered public accounting firm. (1)

23.2	Consent of Wolf & Company, P.C., independent auditors. (1)

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)	Filed herewith.
**	Indicates management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 25th day of July, 2011.

MARINA BIOTECH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints J. MICHAEL FRENCH and PETER S. GARCIA, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Michael French J. Michael French	President, Chief Executive Officer and a Director (Principal Executive Officer)	July 25, 2011

/s/ Peter S. Garcia Peter S. Garcia	Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2011

/s/ R. John Fletcher R. John Fletcher	Director	July 26, 2011

/s/ James M. Karis James M. Karis	Director	July 25, 2011

/s/ Peter D. Parker Peter D. Parker	Director	July 25, 2011

/s/ Gregory Sessler Gregory Sessler	Director	July 25, 2011

/s/ Michael D. Taylor Michael D. Taylor, Ph.D.	Director	July 25, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement, dated February 22, 2000, between the Registrant and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000, and incorporated herein by reference).

4.2	Amendment No. 1 to Rights Agreement dated as of January 17, 2007 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K dated January 19, 2007, and incorporated herein by reference).

4.3	Amendment No. 2 to Rights Agreement dated as of March 17, 2010 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 5, 2010, and incorporated herein by reference).

4.4	Amendment No. 3 to Rights Agreement dated as of March 31, 2010 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.3 to our Current Report on Form 8-K dated March 31, 2010, and incorporated herein by reference).

4.5	Form of Amended and Restated Common Stock Purchase Warrant originally issued by the Registrant in April 2008 (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and incorporated herein by reference).

4.6	Form of Common Stock Purchase Warrant issued by the Registrant in June 2009 (filed as Exhibit 10.3 to our Current Report on Form 8-K dated June 10, 2009, and incorporated herein by reference).

4.7	Form of Common Stock Purchase Warrant issued by the Registrant in December 2009 (filed as Exhibit 4.2 to our Current Report on Form 8-K dated December 22, 2009, and incorporated herein by reference).

4.8	Form of Common Stock Purchase Warrant issued by the Registrant in January 2010 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated January 13, 2010, and incorporated herein by reference).

4.9	Form of Subscription Investment Unit issued by the Registrant on November 5, 2010 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated November 4, 2010, and incorporated herein by reference).

4.10	Form of Common Stock Purchase Warrant issued by the Registrant on November 8, 2010 (filed as Exhibit 4.2 to our Current Report on Form 8-K dated November 4, 2010, and incorporated herein by reference).

4.11	Form of Warrant Certificate issued by the Registrant in February 2011 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated February 10, 2011, and incorporated herein by reference).

4.12	Form of Warrant Agreement by and between the Registrant and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.2 to our current Report on Form 8-K dated February 10, 2011, and incorporated herein by reference).

4.13	Form of Series A Warrant (filed as Exhibit 4.13 to Amendment No. 2 to our Registration Statement on Form S-1 (No. 333-173108) filed with the SEC on May 10, 2011, and incorporated herein by reference).

4.14	Form of Series B Warrant (filed as Exhibit 4.2 to our Current Report on Form 8-K dated May 17, 2011, and incorporated herein by reference).

5.1	Opinion of Pryor Cashman LLP. (1)

10.1	The Registrant’s 2007 Employee Stock Purchase Plan (filed as Exhibit 10.1 to our Registration Statement on Form S-8, File No. 333-146183, and incorporated herein by reference).**

10.2	The Registrant’s 2008 Stock Incentive Plan (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed on April 29, 2008, and incorporated herein by reference).**

23.1	Consent of KPMG LLP, independent registered public accounting firm. (1)

23.2	Consent of Wolf & Company, P.C., independent auditors. (1)

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)	Filed herewith.
**	Indicates management contract or compensatory plan or arrangement.